UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Allergan, Inc.

(Name of Registrant as Specified In Its Charter)

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To:	All Allergan Employees

From:	David E. I. Pyott, Chairman of the Board and CEO

Re:	Financial Performance Update

Earlier today, we issued the attached press release to provide the investment community with an update on our increased expectations for financial performance in the third quarter of 2014 and our future outlook through 2016.

The financial news that we shared this morning is impressive as it demonstrates our continued ability to deliver exceptional sales growth as well as strong value to our stockholders. Equally important, it reflects the commitment of all of our employees around the world to drive sales growth as a result of targeted investments while we exceed the service expectations of our physician customers and their patients, grow new products and new categories, gain regulatory approvals for new products, and progress our promising pipeline.

I would like to offer my sincere thanks to all of you for your contributions to this effort. I recognize that the past few months have been challenging as we have been working through our own internal restructuring while being the subject of much external interest. I am extremely grateful and most impressed by your dedication and commitment to remaining focused on our business priorities.

Once again, thank you for all you have done under the most difficult circumstances. I am very proud of our team and confident that we will continue to maintain the same discipline moving forward as we work to deliver against these increased financial expectations while also serving our customers and the patients who depend on us and our products.

Important Additional Information:

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. Allergan has filed a solicitation/recommendation statement on Schedule 14D-9, as amended, with the SEC that has been mailed to Allergan’s stockholders. In addition, Allergan has filed a preliminary proxy statement with the SEC on October 6, 2014 and intends to file a definitive proxy statement. Any definitive proxy statement will be mailed to Allergan’s stockholders. INVESTORS AND STOCKHOLDERS OF ALLERGAN ARE ENCOURAGED TO READ THESE AND ANY OTHER RELEVANT

DOCUMENTS THAT THE COMPANY MAY FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain free copies of these documents as they become available and any other documents filed with the SEC by Allergan at the SEC’s website at www.sec.gov. In addition, copies will also be available at no charge at the Investors section of Allergan’s website at www.allergan.com. Copies of these materials may also be requested from Allergan’s information agent, Innisfree M&A Incorporated, toll-free at 877-800-5187.

Allergan, its directors and certain of its officers and employees are participants in solicitations of Allergan stockholders. Information regarding the names of Allergan’s directors and executive officers and their respective interests in Allergan by security holdings or otherwise is set forth in Allergan’s proxy statement for its 2014 annual meeting of stockholders, filed with the SEC on March 26, 2014, as supplemented by the proxy information filed with the SEC on April 22, 2014. Additional information can be found in Allergan’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on February 25, 2014 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 and June 30, 2014, filed with the SEC on May 7, 2014 and August 5, 2014, respectively. To the extent holdings of Allergan’s securities have changed since the amounts printed in the proxy statement for the 2014 annual meeting of stockholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC.